Exhibit 10.4

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTION COPY

AMENDMENT NO. 1 TO MEMORANDUM OF UNDERSTANDING FOR TRANSFER PRICING

This amendment (“Amendment No. 1”) is entered into as of April __, 2011 and effective as of January 1, 2011 (the “Amendment Effective Date”) by and between Codexis Laboratories India Private Limited, a corporation organized and existing under the laws of India and having a place of business at G-01, Prestige Loka, 7/1 Brunton Road, Bangalore – 560 025, India (“Codexis India”) and Arch Pharmalabs Limited, a corporation organized and existing under the laws of India having a place of business at H wing, 4th Floor, Tex Centre, Chandivali, Mumbai, 400072, India (“Arch”).

WHEREAS, Arch and Codexis India are parties to that certain Product Supply Agreement, effective as of February 16, 2010 (the “PSA”) and the Memorandum of Understanding for Transfer Pricing related thereto (the “MOU”); and

WHEREAS, the parties desire to amend the MOU to modify Arch’s manufacturing costs as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Amendment, the parties agree as follows:

1. Definitions. The capitalized terms used in this Amendment shall have the meanings assigned to such terms in the MOU, unless otherwise defined herein.

2. Amendment. Arch and Codexis India agree that the MOU shall be amended in the manner set forth below:

A.	The table and the language preceding such table that immediately follows Paragraph F in the definition of “Manufacturing Costs” in Exhibit A to the MOU shall be replaced in its entirety with the following:

Notwithstanding anything to the contrary, combined Direct Labor Expenses set forth in Paragraph B(ii), Indirect Expenses set forth in Paragraph C, and Overhead Expenses set forth in Paragraph D shall not, in respect of each Product, exceed the following amounts:

Product	Current Overhead [*]
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[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTION COPY

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The amounts set forth in the above table are subject to quarterly review by the Parties pursuant to Section 3.1 of the MOU.

3. Ratification; Conflict. Except as otherwise expressly set forth in this Amendment, all of the terms and conditions of the PSA and MOU shall remain in full force and effect. In the event of any conflict between the terms of this Amendment and the terms of the PSA and MOU, the terms of this Amendment shall control.

4. Counterparts. This Amendment may be signed in one (1) or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, a duly authorized representative of each party has executed this Amendment as of the dates identified below, but the Amendment shall become effective on the Amendment Effective Date.

CODEXIS LABORATORIES INDIA PRIVATE LIMITED		ARCH PHARMALABS LIMITED

By:	/s/ Douglas Sheehy	By:	/s/ Ajit Kamath
Name:	Douglas Sheehy	Name:	Ajit Kamath
Title:	Director	Title:	Chairman & Managing Director
Date:	April 20,2011	Date:	April 25, 2011